September 18, 1997


Securities and Exchange Commission
Filing Desk, Stop 1-4
450 Fifth Street, N. W.
Washington, D.C. 20549-1004

Re:      Applied Films Corporation (the "Company")
         Registration Statement on Form 8-A

Ladies and Gentlemen:

     Transmitted with this letter please find a Registration Statement on Form 8-A ("Registration Statement") for the Company. Registrant hereby requests that the effectiveness of this registration pursuant to this Form 8-A be accelerated to be concurrent with the effectiveness of the Registration Statement filed on Form S-1 by the Company under the Securities Act of 1933 (Registration No. 333-35331).

     This filing is transmitted electronically through the EDGAR system and is subject to Regulation ST. Pursuant to Item 309, only one copy of this electronically formatted document is transmitted.

     The Company has on file a manually signed counterpart of each signed document that appears in electronic format in this filing. The Company will retain such signed documents for a period of five years and will furnish such signed document to the Commission or its staff upon request.

     If you have any questions regarding this filing or require any additional information, please contact the undersigned by telephone at our expense. Thank you in advance for your attention and cooperation.

                                Yours very truly,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP


                            /s/ William J. Lawrence
                             William J. Lawrence III

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Enclosure

                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            APPLIED FILMS CORPORATION
             (Exact name of registrant as specified in its charter)


                  Colorado                                841311581
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         6797 Winchester Circle
            Boulder, CO                                     80301
(Address of principal executive offices)                 (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon           securities and is to become effective
filing pursuant to General                 simultaneously with the
Instruction A(c)(1) please check           effectiveness of a concurrent
the following box.         o               registration statement under the
                                           Securities Act of 1933 pursuant to
                                           General Instruction A(c)(2) please
                                           check the following box.       o

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered

         None                                   Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, without par value
                              (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered.

     Reference is made to the information set forth under the caption "Description of Capital Stock" in the Prospectus contained in the Registration Statement on Form S-1 of the registrant filed with the Securities and Exchange Commission (Registration No. 333-35331), which information is incorporated herein by reference, for a description of the registrant's Common Stock, without par value.

Item 2.           Exhibits.

     1. Specimen Stock Certificate for the registrant's Common Stock, without par value. (Incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-1, Registration No. 333-35331).

     2(a). Amended and Restated Articles of Incorporation of the registrant,  as
amended   (Incorporated   by  reference  to  Exhibit  3.1  to  the  registrant's
Registration Statement on Form S-1 Registration No. 333-35331).

     2(b). Amended and Restated Bylaws of the registrant (Incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-1, Registration No. 333-35331).


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           APPLIED FILMS CORPORATION


                                           By: /s/ Cecil Van Alsburg
                                              Cecil Van Alsburg
                                           President and Chief Executive Officer

                                           Date: September 16, 1997



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